SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

ARVANA INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30695 (Commission File Number)	87-0618509 (IRS Employer Identification No.)

Suite 145, 925 West Georgia Street, Vancouver, BC, V6C 3L2
 (Address of principal executive offices)          (Zip Code)

(866) 824-7860
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2010, Wayne Smith retired and resigned as Chief Executive Officer and Chief Financial Officer and a director of the registrant.

On July 27, 2010, Zahir Dhanani, who is currently a director, was appointed as the Chief Executive Officer.

On July 27, 2010, the registrant appointed Mr. Arnold Tinter as Chief Financial Officer and a director of the registrant. Mr. Tinter, age 65, founded Corporate Finance Group, Inc., a consulting firm located in Denver, Colorado, in 1992, and is its President.  Corporate Finance Group, Inc. is involved in financial consulting in the areas of strategic planning, mergers and acquisitions and capital formation. From 2006 to the present, he has been the CFO of Spicy Pickle Franchising, Inc., of Denver, Colorado, where his responsibilities include oversight of all accounting functions including SEC reporting, strategic planning and capital formation.  Since April 2010, he has been providing CFO services to AgriSolar Solutions, Inc., a publicly held company.  From May 2001 to May 2003, he served as Chief Financial Officer of Bayview Technology Group, LLC, a privately held company that manufactured and distributed energy-efficient products.  From May 2003 to October 2004, he served as that company’s Chief Executive Officer.  Prior to 1990, Mr. Tinter was Chief Executive Officer of Source Venture Capital, a holding company with investments in the gaming, printing, retail industries.  Mr. Tinter received a B.S. degree in Accounting in 1967 from C.W. Post College, Long Island University, and is licensed as a Certified Public Accountant in Colorado and New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVANA INC.

July 30, 2010	By: /s/ Arnold Tinter
Arnold Tinter Chief Financial Officer